UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: February 22, 2008
(Date of earliest event reported)

CAVALIER HOMES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9792 (Commission File Number)	63-0949734 (IRS Employer Identification No.)

32 Wilson Boulevard 100 Addison, Alabama (Address of Principal Executive Offices)	35540 (Zip Code)

(256) 747-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2008, Cavalier Homes, Inc. (“Company”) amended its Amended and Restated Revolving Loan Agreement (the “Credit Facility”) with First Commercial Bank to extend the maturity date to April 15, 2009. Additionally, this amendment reduces the amount available under the revolving credit line to $17,500,000, revises the interest rate on outstanding borrowings under the revolving credit line, and modifies certain financial covenants the Company is required to maintain or achieve as follows: maintain on a consolidated basis certain defined levels of liabilities to tangible net worth ratio not to exceed 1.5 to 1; maintain a current ratio of at least 1.1 to 1; maintain minimum cash and cash equivalents of $5,000,000; achieve an annual cash flow to debt service ratio of not less than 1.35 to 1; and achieve an annual minimum profitability of $100,000. This description of the Twelfth Amendment to the Amended and Restated Revolving and Term Loan Agreement is not intended to be complete and is qualified in its entirety by the complete text of the amendment attached to this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1
Twelfth Amendment to Amended and Restated Revolving and Term Loan Agreement between Cavalier Homes, Inc. and certain of its subsidiaries and First Commercial Bank dated February 22, 2008 is incorporated by reference to Exhibit 10.2(o) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVALIER HOMES, INC. (Registrant)
Date: February 22, 2008	By:	/s/ Michael R. Murphy
Michael R. Murphy Chief Financial Officer